Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-114935 on Form S-8 of our report dated November 29, 2006, relating to the consolidated financial statements and financial statement schedule of Alion Science and Technology Corporation appearing in this Annual Report on Form 10-K of Alion Science and Technology Corporation for the year ended September 30, 2006.

/s/ DELOITTE & TOUCHE LLP
McLean, Virginia
November 29, 2006